Income Opportunity Realty Investors Inc. 10-Q

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Income Opportunity Realty Investors, Inc., a Nevada corporation (the “Company”), each hereby certifies that:

(i)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the period indicated.

Dated: November 12, 2026	By:	/s/ ERIK L. JOHNSON
Erik L. Johnson
President and Chief Executive Officer

/s/ ALLA DZYUBA
Alla Dzyuba
Senior Vice President and Chief Accounting Officer